=================================================================

     As filed with the Securities and Exchange Commission on
                        May 2, 2000

                Registration No. 333-
                                     ----------

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933

                     SOUTHERN UNION COMPANY

      (Exact Name of Registrant as Specified in Its Charter)

              Delaware                            75-0571592
   (State or Other Jurisdiction                (I.R.S. Employer
 of Incorporation or Organization)            Identification No.)

                          ------------

          SOUTHERN UNION COMPANY PENNSYLVANIA DIVISION
                    STOCK INCENTIVE PLAN
                  (Full Title of the Plan)


                                 With a copy to:

Dennis K. Morgan, Esq.           Stephen A. Bouchard, Esq.
Senior Vice President -          FLEISCHMAN AND WALSH, L.L.P.
  Legal and Secretary            1400 Sixteenth Street, N. W.
SOUTHERN UNION COMPANY           Suite 600
504 Lavaca Street, Suite 800     Washington, DC  20036
Austin, Texas 78701              (202) 939-7900
(512) 477-5852

    (Name, Address and Telephone Number, Including Area Code
                   of Agent for Service)

                          ------------


                CALCULATION OF REGISTRATION FEE

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                            Proposed     Proposed
 Title of                   Maximum      Maximum
Securities   Amount to be   Offering     Aggregate    Amount of
   to be      Registered    Price Per    Offering    Registration
Registered        (1)       Share (2)    Price (2)      Fee (2)
=================================================================

Common Stock,
par value
$1.00 per      172,870
share          shares      $15,90625   $2,749,713.44    $725.92

--------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act'), this Registration Statement also covers, in addition to the number of shares of common stock stated above, a number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices for shares of the Registrant's Common Stock on the New York Stock Exchange on April 25, 2000 of $15.90625 per share.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Southern
Union Company Pennsylvania Division Stock Option Plan (the
"Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the
Securities Act.

Such document(s) (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof) constitute a prospectus that meets the require-ments of Section 10(a) of the Securities Act.

                           PART II

          INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 3.  Incorporation of Certain Documents by Reference.
------   -----------------------------------------------

The following documents previously or concurrently filed by Southern Union Company (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange
     Act");

(b)  the Company's current Report on Form 8-K filed on October 8,
     1999, pursuant to Rule 13a-1 of the Exchange Act;

(c)  the Company's Quarterly Report on Form 10-Q filed on
     October 22, 1999, pursuant to Rule 13a-1 of the Exchange
     Act;

(d) the Company's current Report on Form 8-K filed on November 18, 1999, pursuant to Rule 13a-1 of the Exchange
     Act;

(e) the Company's current Report on Form 8-K filed on November 19, 1999, pursuant to Rule 13a-1 of the Exchange
     Act;

(f) the Company's current Report on Form 8-K filed on November 19, 1999, pursuant to Rule 13a-1 of the Exchange
     Act;

(g) the Company's current Report on Form 8-K filed on December 6, 1999, pursuant to Rule 13a-1 of the Exchange
     Act;

(h) the Company's current Report on Form 8-K filed on December 30, 1999, pursuant to Rule 13a-1 of the Exchange
     Act;

(i)  the Company's Quarterly Report on Form 10-Q filed on
     February 14, 2000, pursuant to Rule 13a-1 of the Exchange
     Act;

(j)  all other reports filed by the Company pursuant to Section
     13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(k)  the Company's definitive Proxy Statement for its Annual
     Meeting of Stockholders on October 19, 1999; and

(l) the description of the common stock, par value $1.00 per share, of the Registrant (the "Common Stock") contained in the Registrant's Registration Statement on Form S-3 (File No. 333-10585) filed with the Commission on August 22, 1996 and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration State-ment and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorpo-rated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such state-ment. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to George E. Yankowski, Treasurer and Director of Investor Relations, Southern Union Company, 504 Lavaca Street, Eighth Floor, Suite 800, Austin, Texas 78701, telephone number (512) 477-5852.

All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.
------   -------------------------

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

The validity of the shares of Common Stock being offered has been passed upon for the Company by Fleischman and Walsh, L.L.P., Washington, D.C. Aaron I. Fleischman, Senior Partner of Fleischman and Walsh, L.L.P., is a director of the Company.
Mr. Fleischman, Fleischman and Walsh, L.L.P., and other attorneys in that firm beneficially own shares of Common Stock that, in the aggregate, represent less than two percent (2%) of the shares of Common Stock outstanding.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify its directors and officers, subject to certain limitations. The Company's Bylaws require the Company to indemnify their respective directors and officers to the fullest extent permitted by law.

Article TWELFTH of the Restated Certificate of Incorporation of Southern Union eliminates personal liability of directors to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corpo-ration may indemnify any person against expenses, fines and set-tlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such cor-poration, provided that (i) he acted in good faith and in a man-ner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any crimi-nal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or miscon-duct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in the light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

The directors and officers of Southern Union are covered by in-surance policies indemnifying against certain liabilities, in-cluding certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Southern Union. Southern Union has entered into an Indemnification Agreement with each member of its Board of Directors. The Indemnification Agreement provides the Directors with the contractual right to indemnifica-tion for any acts taken in their capacity as a director of Southern Union to the fullest extent permitted under Delaware law.

Any agents, dealers or underwriters who execute any of the agree-ments filed as Exhibit 1 to this registration statement will agree to indemnify Southern Union's directors and their officers who signed the registration statement against certain liabilities that may arise under the Securities Act with respect to informa-tion furnished to Southern Union by or on behalf of any such indemnifying party.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

Not Applicable.

Item 8.  Exhibits.
------   --------

                                               Reference to Prior
Regulation                                     Filing or Exhibit
S-K Exhibit                                     Number Attached
   Number                 Document                  Hereto
-----------  --------------------------------  ------------------

     4       Southern Union Company               Attached as
             Pennsylvania Division Stock          Exhibit 4
             Incentive Plan, as amended.

     5       Opinion of Fleischman and Walsh,     Attached as
             L.L.P.                               Exhibit 5

   23-A      Consent of Independent               Attached as
             Accountants,                         Exhibit 23-A
             PricewaterhouseCoopers LLP

   23-B      Consent of Independent               Attached as
             Accountants,                         Exhibit 23-B
             PricewaterhouseCoopers LLP

   23-C      Consent of Independent Public        Attached as
             Accountants, Arthur Andersen LLP     Exhibit 23-C

   23-D      Consent of Fleischman and Walsh,     Contained in
             L.L.P.                               their opinion
                                                  of counsel
                                                  filed as
                                                  Exhibit 5

    24       Power of Attorney                    Attached as
                                                  Exhibit 24

Item 9.  Undertakings.
------   ------------

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this regis-tration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration state-ment.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new regis-tration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being regis-tered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for pur-poses of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pur-suant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration state-ment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforce-able. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or con-trolling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the City of Austin, State of Texas on May 1, 2000.

                            SOUTHERN UNION COMPANY

                            By:  RONALD J. ENDRES
                                 ----------------
                                 Ronald J. Endres
                                 Executive Vice President and
                                   Chief Financial Officer
                                 (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on April 20, 2000.

     Signature/Name                           Title
------------------------     ------------------------------------

GEORGE L. LINDEMANN*         Director and Chief Executive Officer

PETER H. KELLEY*             Director and Chief Operating Officer

JOHN E. BRENNAN*             Director

FRANK W. DENIUS*             Director

AARON I. FLEISCHMAN*         Director

ADAM M. LINDEMANN*           Director

ROGER J. PEARSON*            Director

GEORGE ROUNTREE, III*        Director

DAN K. WASSONG*              Director

KURT A. GITTER, M.D.*        Director

THOMAS F. KARAM*             Director

RONALD W. SIMMS*             Director

RONALD J. ENDRES             Executive Vice President and Chief
----------------             Financial Officer
Ronald J. Endres

DAVID J. KVAPIL              Senior Vice President and Controller
---------------              (Principal Accounting Officer)
David J. Kvapil


*By:  RONALD J. ENDRES
     ------------------
      Ronald J. Endres
      Attorney-in-fact